Exhibit 1.1

                     Shares

eHEALTH, INC.

(a Delaware corporation)

COMMON STOCK (PAR VALUE $0.001 PER SHARE)

UNDERWRITING AGREEMENT

                        , 2006

                        , 2006

Morgan Stanley & Co. Incorporated

Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated

Thomas Weisel Partners LLP

JMP Securities LLC

c/o	Morgan Stanley & Co.

Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs and Mesdames:

eHealth, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”)                      shares of its common stock (par value $0.001 per share) (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional                      shares of its common stock (par value $0.001 per share) (the “Additional Shares”) if and to the extent that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Thomas Weisel Partners LLP and JMP Securities LLC, as managers of the offering (collectively, the “Managers”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock (par value $0.001 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” This agreement is hereinafter referred to as the “Agreement.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares (SEC File No. 333-133526). The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”

If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that, as of the date hereof:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the applicable Closing (as defined in Section 4), the Time of Sale Prospectus (as then amended or supplemented by the Company, if applicable) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to the Managers before first use, the Company has not prepared, used or referred to, and will not, without the Managers’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction, to the extent that the concept of “good standing” is applicable under the laws of such jurisdiction, in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries identified in Exhibit 21.1 to the Registration Statement (each a “Subsidiary” and collectively the “Subsidiaries”), taken as a whole.

(e) Each Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction, to the extent that the concept of “good standing” is applicable under the laws of such jurisdiction, in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a wholly owned subsidiary of the Company, free and clear of all material liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof set forth under the caption “Description of Capital Stock” in the Time of Sale Prospectus and Prospectus.

(h) The shares of Common Stock outstanding immediately prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Company has, and shall have, as applicable, the authorized and outstanding capitalization set forth in the Registration Statement, Time of Sale Prospectus and Prospectus as of the applicable date indicated in the Registration Statement, Time of Sale Prospectus and Prospectus under the heading “Capitalization”; all of the issued and outstanding shares of Common Stock, including the Shares when sold and issued pursuant to this Agreement, as applicable, are or will be duly authorized and validly issued, fully paid and non-assessable, and conform, or will conform, to the description thereof set forth in the Registration Statement, Time of Sale Prospectus and Prospectus under the heading “Description of Capital Stock”; and all outstanding shares of Common Stock, including the Shares when sold and issued pursuant to this Agreement, as applicable, were when originally issued, or will be when issued at each applicable Closing, sold and issued in compliance with all federal and state securities laws, except where such noncompliance with federal and state securities laws would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Shares, when issued, delivered and paid for in accordance with the terms of this Agreement, will not be subject to any preemptive or similar rights arising under or pursuant to the Company’s certificate of incorporation or bylaws, each as amended as of the date hereof or, to the Company’s knowledge, any other written agreement or instrument filed as an exhibit to the Registration Statement and which is binding on the Company and that entitles or will entitle any person to acquire from the Company shares of capital stock of the Company upon the issuance and sale of the Shares.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws of the Company (iii) any agreement or other instrument filed as an exhibit to the Registration Statement and which is binding upon the Company or any of its Subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except in the case of clauses (i) and (iii) for any such contravention that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained by the Company or its Subsidiaries for the performance by the Company of its obligations under this Agreement, except such as may be required under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or such as may be required by the securities or Blue Sky laws of the various states or by the bylaws and rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(l) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement, Time of Sale Prospectus or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. The Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied as to form when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants

(“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than have been described in the Registration Statement and have been waived in writing in connection with the offering of the Shares contemplated under this Agreement.

(r) Subsequent to the respective dates as of which information is given in the Registration Statement, Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liability or obligation not in the ordinary course of business, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than (x) ordinary and customary dividends and (y) the repurchase of options or shares of Common Stock by the Company at cost that were granted to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans described in the Prospectus; and (iii) there has not been any material change in the terms of capital stock, short term debt or long term debt of the Company and its Subsidiaries, except in each case with respect to (i), (ii) and (iii) above, as described in each of the Registration Statement, Time of Sale Prospectus and the Prospectus, respectively.

(s) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries taken as a whole; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases (except as such enforceability may be subject to the laws of general application relating to bankruptcy and the relief of debtors and laws governing specific performance, injunctive relief or other equitable remedies) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Time of Sale Prospectus and Prospectus.

(t) Except as described in the Time of Sale Prospectus and Prospectus, (i) the Company and its Subsidiaries own or possess, or can acquire or license on reasonable terms, all material licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names and (ii) to its knowledge, the Company and its Subsidiaries own or possess, or can acquire or license on reasonable terms, all patent and patent rights, in each case currently employed by them in connection with the business now operated by them, except in both of clauses (i) and (ii) above where the failure to own or possess or the inability to acquire on reasonable terms any of the foregoing would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and, except as may be described in the Time of Sale Prospectus and Prospectus, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its Subsidiaries, taken as a whole.

(u) No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in the Time of Sale Prospectus and Prospectus, or, to the knowledge of the Company, is imminent.

(v) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance sought or applied for covering a material portion of its business or assets; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and Prospectus.

(w) Except as described in the Time of Sale Prospectus and Prospectus, the Company and each Subsidiary (i) possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities, including, without limitation, any permits, authorizations or licenses required by the government of the People’s Republic of China (including any provincial, municipal and district authorities) in connection with the operation of the Company’s Chinese Subsidiary, necessary to conduct its respective business as described in the Time of Sale Prospectus and Prospectus (as applicable), except where the failure to possess such certificate, authorization, license or permit would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole, (ii) are in compliance with all applicable laws, regulations and other requirements of any federal, state, county, municipal or other governmental entity governing insurance agents under applicable insurance codes, and to the extent they are applicable, the requirements of the Health Insurance Portability and Accountability Act of 1996 (including its implementing regulation, the Standards for Privacy of Individual Identifiable Health Information), the Gramm-Leach Bliley Act, Children’s Online Privacy Protection Act and all similar state information privacy and protection statutes and regulations, except where the non-compliance with such laws, acts, regulations and other requirements would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and (iii) have not paid any commission, fee, reward, rebate or other consideration of any kind for procuring or influencing the procurement of any insurance related contract to any person who is not qualified under applicable law to receive such payment, except where doing so would not violate applicable law or regulations or would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(x) The Company and its Subsidiaries maintain a consolidated system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(y) Except as described in the Time of Sale Prospectus and Prospectus or Registration Statement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any shares of Common Stock during the six (6) month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(z) Each officer and director of the Company and each stockholder of the Company listed on Schedule III has executed an agreement, in the form attached hereto as Exhibit A (each a “Lock-up Agreement,” and collectively, the “Lock-up Agreements”);

(aa) Neither the Company and its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or its Subsidiaries, has made any payment of funds of the Company or any of its Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character or amount required to be disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, and, except as would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(bb) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any Company officer, director or holder of five percent (5%) or more of the Company’s securities, except as set forth in the Registration Statement, the Time of Sale Prospectus and Prospectus or as disclosed to the Underwriters in writing by such officers, directors or holder of 5% or more of the Company’s securities.

(cc) All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(dd) To the Company’s knowledge, Ernst & Young LLP, who have certified the financial statements of the Company and its Subsidiaries, are independent public accountants with respect to the foregoing entities as required by the Securities Act and the rules and regulations of the Commission thereunder.

(ee) All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed, or if not yet filed, valid exemptions or extensions from filing have been obtained, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

In addition, any certificate signed by any officer of the Company or its Subsidiaries and delivered to the Underwriters pursuant to the terms of this Agreement shall be deemed to be a representation and warranty by the Company or the Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $                     a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to                      Additional Shares at the Purchase Price. The Managers may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company of the election to exercise the option not later than thirty (30) days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one (1) business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Additional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

3. Terms of Public Offering. The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Managers’ judgment is advisable. The Company is further advised by the Managers that the Shares are to be offered to the public initially at $                     a share (the “Public Offering Price”) and to certain dealers selected by the Managers at a price that represents a concession not in excess of $                     a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $                     a share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the

several Underwriters at 10:00 a.m., New York City time, on                         , 2006, or at such other time on the same or such other date, not later than                         , 2006, as shall be designated in writing by the Managers. The time and date of such payment are hereinafter referred to as the “Closing Date,” and collectively with each Option Closing Date, the “Closing.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the applicable Option Closing Date or at such other time on the same or on such other date, in any event not later than                         , 2006, as shall be designated in writing by the Managers.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Managers shall request in writing not later than one (1) full business day prior to the applicable Closing. The Firm Shares and Additional Shares shall be delivered to the Managers at the applicable Closing for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares at the applicable Closing are subject to the condition that the Registration Statement shall have become effective not later than [                    ] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the applicable Closing:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and Prospectus that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and Prospectus.

(b) The Underwriters shall have received on the applicable Closing a certificate, dated as of the applicable Closing and signed by the Chief Executive Officer of the Company on behalf of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the applicable Closing and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the applicable Closing.

The officer signing and delivering such certificate on behalf of the Company may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received at the applicable Closing an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP (“Gunderson”), outside counsel for the Company, dated as of the applicable Closing, to the effect that:

(i) each of the Company, eHealthInsurance Services, Inc., and eHealth China, Inc. has been duly incorporated, each is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and Prospectus and the Company and eHealthInsurance Services, Inc. are duly qualified to transact business as a foreign corporation and is in good standing in California.

(ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and Prospectus, in each case under the captions “Capitalization and “Description of Capital Stock”;

(iii) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, non-assessable, and, to its knowledge, fully paid;

(iv) all of the issued shares of capital stock of eHealthInsurance Services, Inc. and eHealth China, Inc. have been duly authorized and are validly issued, non-assessable, and, to its knowledge, fully paid, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

(v) the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights contained in the Company’s certificate of incorporation or bylaws, each as amended as of the date hereof, or, to such counsel’s knowledge, any preemptive or similar rights contained in any other agreement or instrument filed as an exhibit to the Registration Statement and which is binding upon the Company that entitle or will entitle any person to acquire from the Company shares of capital stock of the Company upon the issuance and sale of the Shares by the Company;

(vi) this Agreement has been duly authorized, executed and delivered by the Company;

(vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not constitute a breach of or default under any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to such counsel’s knowledge, any agreement or other instrument binding upon the Company, eHealthInsurance Services, Inc. and eHealth China, Inc. filed as an exhibit to the Registration Statement, or, to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, which breach or default would reasonably be expected to have a material adverse effect on the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required under the Securities Act and the Exchange Act or such as may be required by the securities or Blue Sky laws of the various states or by the bylaws and rules and regulations of the NASD (as to which such counsel expresses no opinion) in connection with the offer and sale of the Shares;

(viii) the statements summarizing legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and Prospectus under the captions “Capitalization,” “Management—Employee Benefit Plans,” “Description of Capital Stock” and “Underwriters” which shall be limited to the description of the Underwriting Agreement in the last three sentences of the second paragraph of the section and (B) the Registration Statement in Items 14 and 15, in each case fairly present in all material respects such matters, documents or proceedings; and

(ix) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, the opinion shall include a statement from such counsel to the effect that (i) such counsel has participated in conferences with certain officers and other representatives of the Company, the representatives of the Underwriters, counsel for the Underwriters and the independent public accountants of the Company, at which conferences the contents of the Registration Statement, Time of Sale Prospectus and Prospectus and related matters were reviewed and discussed, and (ii) although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Time of Sale Prospectus and Prospectus, (A) in the opinion of such counsel, the Registration Statement, Time of Sale Prospectus and Prospectus (except for the financial statements and financial schedules and other financial and statistical data and statistical market estimates included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive and comply as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the applicable Closing contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the applicable Closing contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing matters are hereinafter referred to as the “Additional Matters.”

Further, such counsel shall supplementally inform the Managers that such counsel does not know of any legal or governmental proceedings pending or overtly threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement, Time of Sale Prospectus or Prospectus and are not so described.

The opinion of Gunderson described in this Section 5(c) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d) The Underwriters shall have received at the applicable Closing an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), counsel for the Underwriters, dated as of the applicable Closing, covering the matters referred to in Sections 5(c)(v), 5(c)(vi), 5(c)(viii) (but only as to the statements in each of the Time of Sale Prospectus and Prospectus under “Underwriters”) and the Additional Matters.

With respect to the Additional Matters, WSGR may state that its opinions and beliefs are based upon their participation in the preparation of the Registration Statement, Time of Sale Prospectus and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(e) The Underwriters shall have received at the applicable Closing an opinion of Schwegman, Lundberg, Woessner, Kluth LLP, special patent counsel to the Company with respect to the patent applications (the “Applications”) set forth on Schedule IV hereto, dated as of the applicable Closing, to the effect that:

(i) The statements contained in the Prospectus under the captions “Risk Factors-Risks Related to Our Business-We may not be able to adequately protect our intellectual property, which could harm our business and operating results” and “Business-Technology” that relate to the Applications are accurate and fair summaries of the legal matters referred to therein.

(ii) To such counsel’s knowledge, the statements relating to the Applications identified in subsection (i) above contained in the Registration Statement, Time of Sale Prospectus or Prospectus do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) The Underwriters shall have received at the Closing Date an opinion of Dorais, McFarland, Grattan and Polinsky, counsel for the Company in connection with the Company’s and its Subsidiaries’ compliance with applicable laws, regulations and other requirements of any United States federal or state governmental entity governing insurance agents under applicable insurance codes, (“Regulatory Requirements”), in each case, dated as of the Closing Date, to the effect that:

(i) To such counsel’s knowledge, the statements contained in the Prospectus under the captions “Risk Factors-Risks Related to Insurance Regulation” and “Business-Government Regulation and Compliance—Government Regulation” that relate to the Regulatory Requirements are accurate and fair summaries of the legal matters referred to therein.

(ii) To such counsel’s knowledge, the statements identified in subsection (i) above in the Registration Statement, Time of Sale Prospectus or Prospectus that relate to the Regulatory Requirements do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Except as disclosed in the Registration Statement, Time of Sale Prospectus or Prospectus, to such counsel’s knowledge, there are no legal or governmental proceedings or regulatory inquiries, including, without limitation, civil or criminal investigations, pending, or threatened to which the Company or any of its Subsidiaries are a party or to which any of the properties of the Company or any of its Subsidiaries are subject in connection with the Company’s or its Subsidiaries’ compliance with said Regulatory Requirements that would, singly or in the aggregate, have a material adverse effect on the Company and it Subsidiaries, taken as a whole.

(g) The Underwriters shall have received at the Closing Date an opinion of King and Wood, local counsel for the Company in the People’s Republic of China, to the effect that:

(i) eHealth China (Xiamen) Technology Co., Ltd. is a wholly-foreign owned enterprise of the Company with limited liability duly incorporated, validly existing and in good standing under the laws of the People’s Republic of China (“PRC”).

(ii) eHealth China (Xiamen) Technology Co., Ltd. has the corporate power and authority to conduct its business as described in the Time of Sale Prospectus and Prospectus and is duly qualified to transact business and is in good standing in the PRC to the extent that the conduct of its business or ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(h) The Underwriters shall have received, on the date hereof and at each applicable Closing, a letter dated as of the date hereof and as of the applicable Closing, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, Time of Sale Prospectus and Prospectus; provided that the (x) the letter delivered on the date hereof shall use a “cut off date” not earlier than three (3) days prior to the date hereof and (y) the letter used on any Option Closing Date, shall use a “cut-off date” not earlier than three (3) days prior to the applicable Option Closing Date, as the case may be.

(i) The Lock-Up Agreements, each conforming to one of three such forms attached hereto as Exhibit A, between the Managers and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Managers on or before the date hereof, shall be in full force and effect at the applicable Closing.

(j) The National Association of Securities Dealers, Inc. (the “NASD”) shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements of the offering of the Shares.

(k) The Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

(l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(m) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(n) No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Managers on the applicable Option Closing Date of such documents as the Managers may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Managers, without charge, five (5) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Managers in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) below, as many copies of the Time of Sale Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as the Managers may reasonably request.

(b) Before amending or supplementing the Registration Statement, Time of Sale Prospectus or Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is, in the reasonable opinion of counsel to the Underwriters, necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is, in the reasonable opinion of counsel for the Underwriters, required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to the Company) to which Shares may have been sold by the Managers on behalf of the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request, provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction.

(h) To make generally available to the Company’s security holders and to the Managers as soon as practicable an earning statement covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and one-half the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement; (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section and (xi) filing and related fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offer they may make and travel and lodging expenses of representatives and employees of the Underwriters incurred by them in connection with the road show and one-half of the cost of any aircraft chartered in connection with the road show.

(j) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(k) During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(l) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(m) The Company also covenants with each Underwriter that, without the prior written consent of both Morgan Stanley and Merrill Lynch on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder or (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and (x) reflected in the Time of Sale Prospectus and Prospectus or (y) of which the Underwriters have been advised in writing or (c) the issuance of shares of, or options to purchase shares of, Common Stock to employees, officers, directors, advisors or consultants of the Company or its direct or indirect Subsidiaries pursuant to employee benefit plans described in the Prospectus, provided that, prior to the issuance of any such shares or the grant of any such options where the shares subject to such option vest within the period ending 180 days after the date of the Prospectus, the Company shall cause each recipient of such grant or issuance to execute and deliver to the Managers a Lock-Up Agreement or (d) the filing by the Company of any registration statements on Form S-8/S-3 for the registration of shares of Common Stock issued pursuant to employee benefit plans described in the Prospectus or (e) the issuance by the Company of shares of Common Stock in connection with the conversion of the Company’s Preferred Stock and Class A Nonvoting Common Stock or (f) the issuance by the Company of shares of Common Stock in connection with any mergers or other acquisition transactions, provided that the total number of shares of Common stock issued pursuant to the foregoing does not exceed [10% of the total number of shares of common stock outstanding immediately after the offering of the Shares – actual number to be inserted].

The Company and the Managers hereby agree that, without the prior written consent of the Company and the Managers, any discretionary waiver or termination of the restrictions of any Lock-Up Agreement shall apply to all stockholders subject to such Lock-Up Agreements pro rata based on the number of shares subject to such Lock-Up Agreements, provided that any such waiver or termination need not be pro rata with the prior written consent of Morgan Stanley and Merrill Lynch and the Company’s board of directors.

7. Covenant of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Prospectus, preliminary prospectus, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any Prospectus, preliminary prospectus, Time of Sale Prospectus, or any free writing prospectus the Company has filed or is required to filed pursuant to Rule 433(d) of the Securities Act; or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. No Fiduciary Duty. The Company acknowledges that in connection with the offering of the Shares: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, (b) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, (c) the Underwriters may have interests that differ from those of the Company and (d) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Managers to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity, or crisis that, in the Managers’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Managers’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Firm Shares are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter or the Company. In any such case either the Managers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Time of Sale Prospectus, Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably and actually incurred by such Underwriters in connection with this Agreement or the offering of the Shares contemplated hereunder.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Entire Agreement. This Agreement represents the entire agreement between the Company on the one hand, and the Underwriters on the other hand, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, and Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Managers at in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk (Fax: (212) 761-0316), with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 701 Fifth Avenue, Suite 5100, Seattle, WA 98104, Attention: Patrick J. Schultheis, Esq.; and if to the Company shall be delivered, mailed or sent to eHealth, Inc., 440 East Middlefield Road, Mountain View, CA 94043, Attention: Corporate Secretary, with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP., 155 Constitution Drive, Menlo Park, California 94025, Attention: Robert V. Gunderson, Jr., Esq.

Very truly yours,

eHEALTH, INC.

By:
Name:	Gary L. Lauer
Title:	Chief Executive Officer

Accepted as of the date hereof Morgan Stanley & Co. Incorporated Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated Thomas Weisel Partners LLP JMP Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated
Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated
Thomas Weisel Partners LLP
JMP Securities LLC

Total:

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information to be included on Schedule II if a final term sheet is not used] [to be discussed]

II-1

SCHEDULE IV

Patent Applications

1.	U.S. Patent Application No. 10/016,302 (Publication No. 2003/0083906A1) filed October 29, 2001– entitled “METHOD AND APPARATUS FOR PROCESSING HEALTH INSURANCE APPLICATIONS OVER A NETWORK”

2.	U.S. Patent Application No. 11/105,114 filed April 12, 2005 – entitled “METHOD AND APPARATUS FOR PROVIDING HEALTH INSURANCE QUOTES OVER A NETWORK”

3.	U.S. Patent Application No. 11/168,235 filed June 27, 2005 – entitled “METHOD AND SYSTEM TO RECOMMEND INSURANCE PLANS”

4.	U.S. Patent Application No. 11/410,421 filed April 24, 2006 – entitled “METHOD AND SYSTEM TO PROVIDE ONLINE APPLICATION FORMS”

5.	U.S. Patent Application No. 11/264,828 filed November 1, 2005 – entitled “METHOD AND SYSTEM TO DISPLAY DATA “

6.	U.S. Patent Application No. 11/410,350 filed April 24, 2006 – entitled “METHOD AND SYSTEM TO PROVIDE ONLINE APPLICATION FORMS”

IV-1

EXHIBIT A

                                         , 2006

Morgan Stanley & Co. Incorporated

Merrill Lynch & Co., Merrill Lynch, Pierce

Fenner & Smith Incorporated

Thomas Weisel Partners LLP

JMP Securities LLC

c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Merrill Lynch, Pierce Fenner & Smith Incorporated (“Merrill Lynch”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with eHealth, Inc., a Delaware corporation (the “Company”), providing for the initial public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and Merrill Lynch, Thomas Weisel Partners LLP and JMP Securities LLC (collectively, the “Underwriters”), of shares (the “Shares”) of the Common Stock (par value $0.001 per share) of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of both Morgan Stanley and Merrill Lynch, on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to (a) the exercise of an option to purchase shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) issued pursuant to a stock option or compensatory plan approved by the Board of Directors of the Company for the issuance of equity grants to employees, advisors or consultants of the Company, in each case, in effect at the closing of the Public Offering, including, without limitation, any such plan approved in connection with the Public Offering; provided that the exercise price for the shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) is fully paid in accordance with stock option or compensatory plan and agreement pursuant to which such option was issued (it being understood that any subsequent sale, transfer or disposition of any shares of capital stock issued upon exercise of such option shall be subject to the applicable provisions of this agreement), (b) shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that during the 180 day period referred to above, no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (d) transfers of shares of Common Stock or any security convertible into Common Stock by will or intestacy or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (e) distributions of shares of Common Stock or any security convertible into Common Stock to

A-1

limited partners, limited liability company members or stockholders of the undersigned, or (f) distributions by a trust to its beneficiaries; provided that in the case of any transfer or distribution pursuant to clause (c), (d), (e) or (f), (i) each donee, trustee, transferee, beneficiary or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be made during the 180-day restricted period referred to above. In addition, the undersigned agrees that, without the prior written consent of both Morgan Stanley and Merrill Lynch, on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Notwithstanding the lock-up restrictions described in this agreement, the undersigned may at any time enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company, if then permitted by the Company, provided that the securities subject to such plan may not be sold until after completion of the 180-day restricted period referred to above.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than first cousin.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This lock-up letter shall automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises Morgan Stanley, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, or (b) termination of the Underwriting Agreement before the closing of the Public Offering.

Very truly yours,

«NAME»

(Signature of Stockholder)
Address:

«Address»
«CityStateZip»

A-2